Exhibit 99.1
NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Investors
Tony Paraino	Andrew Kirk
314.554.2182	314.554.3942
aparaino@ameren.com	akirk@ameren.com
For Immediate Release
Ameren Announces 2024 Results, Affirms Guidance for 2025 Earnings
and Issues Long-Term Growth Guidance
•2024 GAAP Diluted Earnings Per Share (EPS) were $4.42 vs. $4.38 in 2023
•2024 Adjusted (Non-GAAP) Diluted Earnings Per Share were $4.63 vs. $4.38 in 2023
•Earnings Guidance Range for 2025 Affirmed at $4.85 to $5.05 per Diluted Share
•Diluted EPS Compound Annual Growth Rate Guidance of 6% to 8% issued for 2025 through 2029, using 2025 Guidance Midpoint as a Base
ST. LOUIS (Feb. 13, 2025) — Ameren Corporation (NYSE: AEE) today announced 2024 net income attributable to common shareholders in accordance with generally accepted accounting principles (GAAP) of $1,182 million, or $4.42 per diluted share, compared to 2023 net income attributable to common shareholders of $1,152 million, or $4.38 per diluted share. Excluding certain charges discussed below, Ameren recorded adjusted net income attributable to common shareholders of $1,237 million, or $4.63 per diluted share. There were no differences between GAAP and adjusted earnings for 2023.
Adjusted earnings results for 2024 were driven by strong operating performance and execution of the company's strategy. Higher earnings were primarily the result of increased infrastructure investments and disciplined cost management. Earnings also benefited from new electric service rates at Ameren Missouri, higher electric retail sales at Ameren Missouri across all customer classes and new natural gas service rates at Ameren Illinois. These favorable factors were partially offset by increased interest expense at Ameren Missouri and Ameren Parent and a lower return on equity (ROE) at Ameren Illinois Electric Distribution. Finally, the earnings comparison also reflected higher weighted-average basic common shares outstanding.

"We made significant strides in executing our strategy during 2024 for the benefit of our customers, communities, shareholders and the environment," said Martin J. Lyons Jr., chairman, president and chief executive officer of Ameren Corporation. "This included completing substantial energy infrastructure investments, securing important regulatory project approvals and maintaining a strong balance sheet to efficiently fund investment in the future. We are confident our achievements this year will provide a solid foundation to capitalize on growth opportunities in the years ahead."

"Today, Ameren Missouri filed a change to its preferred Integrated Resource Plan, which outlines the least-cost approach to ensuring we have the generation resources needed to reliably meet customers' rising energy needs and support economic development," continued Lyons.
Ameren recorded GAAP and adjusted net income attributable to common shareholders for the three months ended December 31, 2024, of $207 million, or 77 cents per diluted share, compared to net income attributable to common shareholders of $158 million, or 60 cents per diluted share, for the same period in 2023. The year-over-year comparison reflected increased infrastructure investments. Earnings also benefited from lower net Ameren Parent expenses, lower operations and maintenance expenses and higher electric retail sales at Ameren Missouri. These favorable factors were partially offset by higher interest expense at Ameren Missouri and a lower ROE at Ameren Illinois Electric Distribution.
As reflected in the table below, the following items, relating to matters that had been outstanding for over a decade, were excluded from 2024 adjusted earnings:
•A charge for additional mitigation relief related to settlement of the New Source Review and Clean Air Act proceeding associated with the Rush Island Energy Center, which decreased 2024 earnings by $45 million.
•A charge for customer refunds related to the Federal Energy Regulatory Commission's (FERC) October 2024 order on the Midcontinent Independent System Operator, Inc.'s (MISO) allowed base ROE for the periods of November 2013 through February 2015 and September 2016 through October 2024, which decreased 2024 earnings by $10 million.
A reconciliation of three-month and full-year GAAP to adjusted earnings is as follows:

	(In millions, except per share amounts)
	Three Months Ended Dec 31,				Year Ended Dec. 31,
	2024		2023		2024		2023
GAAP Earnings / Diluted EPS	$207	$0.77	$158	$0.60	$1,182	$4.42	$1,152	$4.38
Charge for additional mitigation relief related to Rush Island Energy Center	$—	$—	$—	$—	$59	$0.22	$—	$—
Less: Federal income tax benefit	—	—	—	—	(14)	(0.05)	—	—
Charge, net of tax benefit	$—	$—	$—	$—	$45	$0.17	$—	$—
Charge for customer refunds from FERC order on MISO's allowed base ROE	$—	$—	$—	$—	$12	$0.05	$—	$—
Less: Federal income tax benefit	—	—	—	—	(2)	(0.01)	—	—
Charge, net of tax benefit	$—	$—	$—	$—	$10	$0.04	$—	$—
Adjusted Earnings / Diluted EPS	$207	$0.77	$158	$0.60	$1,237	$4.63	$1,152	$4.38
Earnings and Rate Base Guidance
Today, Ameren affirmed its 2025 earnings guidance range of $4.85 to $5.05 per diluted share. Ameren expects diluted earnings per share to grow at a 6% to 8% compound annual rate from 2025 through 2029, using the 2025 guidance range midpoint of $4.95 per share as the base. Ameren's multi-year earnings growth is expected to be driven by projected rate base growth of approximately 9.2% compounded annually from 2024 through 2029.
"We remain focused on execution of our strategy, which includes making investments to modernize the energy grid and power growth with a mix of reliable and cleaner energy resources. This, along with our relentless focus on disciplined cost management, will continue to deliver superior value for our customers, the communities we serve, our shareholders and the environment," Lyons said.
Ameren's earnings guidance for 2025 and multi-year growth expectations assume normal temperatures and are subject to the effects of, among other things: regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic, capital and credit market conditions; customer usage; severe storms; market returns on company-owned life insurance investments; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this release.
Ameren Missouri Segment Results
Ameren Missouri 2024 GAAP and adjusted earnings were $559 million and $604 million, respectively, compared to 2023 GAAP and adjusted earnings of $545 million. Adjusted earnings in 2024 excluded the above-described charge related to settlement of Rush Island Energy Center New Source Review and Clean Air Act proceeding. The year-over-year adjusted earnings increase reflected earnings on increased infrastructure investments, new electric service rates effective July 9, 2023, higher electric retail sales across all customer classes and lower operations and maintenance expenses. These positive factors were partially offset by higher interest expense.
Ameren Transmission Segment Results
Ameren Transmission 2024 GAAP and adjusted earnings were $323 million and $333 million, respectively, compared to 2023 GAAP and adjusted earnings of $296 million. Adjusted earnings in 2024 excluded the above-described charge for customer refunds related to the FERC's October 2024 order on MISO's allowed base ROE. The year-over-year earnings increase reflected earnings on increased infrastructure investments.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution 2024 earnings were $234 million, compared to 2023 earnings of $258 million. The year-over-year comparison reflected a lower ROE for 2024 under its new multi-year rate plan.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas 2024 earnings were $149 million, compared to 2023 earnings of $134 million. The year-over-year improvement reflected increased earnings from new delivery service rates effective Nov. 28, 2023, and lower operations and maintenance expenses.

Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent's 2024 loss was $83 million, compared to a 2023 loss of $81 million. The year-over-year comparison reflected higher interest expense primarily due to higher debt balances, partially offset by lower charitable trust contributions.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, Feb. 14 to discuss 2024 earnings, 2025 earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Q4 2024 Earnings Conference Call," where an accompanying slide presentation will also be available. The conference call and presentation will be archived for one year in the “Investors” section of the website under “Quarterly Earnings.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.5 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects in the Midcontinent Independent System Operator, Inc. For more information, visit Ameren.com, or follow us on social media at @AmerenCorp on X, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2023 and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:
•regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations that may change regulatory recovery mechanisms, such as those that may result from Ameren Missouri's electric service regulatory rate review filed with the Missouri Public Service Commission (MoPSC) in June 2024, Ameren Missouri's natural gas delivery service regulatory rate review filed with the MoPSC in September 2024, Ameren Illinois' appeal of both the December 2023 Illinois Commerce Commission (ICC) order for the Multi-Year Rate Plan (MYRP) electric distribution service regulatory rate review and June 2024 rehearing order to the Illinois Appellate Court for the Fifth Judicial District, Ameren Illinois' natural gas delivery service regulatory rate review filed with the ICC in January 2025, and the Federal Energy Regulatory Commission's (FERC) December 2024 notice indicating a future order will be issued related to rehearing requests on the October 2024 FERC order regarding the allowed base ROE under the Midcontinent Independent System Operator, Inc. (MISO) tariff along with the January 2025 appeal of FERC’s October 2024 order by the MISO transmission owners, including Ameren Missouri, Ameren Illinois, and Ameren Transmission Company of Illinois;
•our ability to control costs and make substantial investments in our businesses, including our ability to recover costs and investments, and to earn our allowed returns on equity (ROEs), within frameworks established by our regulators, while maintaining affordability of services for our customers;
•the effect and duration of Ameren Illinois' election to utilize MYRPs for electric distribution service ratemaking effective for rates beginning in 2024, including the effect of the reconciliation cap on the electric distribution revenue requirement;
•the effect of Ameren Illinois’ use of the performance-based formula ratemaking framework for its participation in electric energy-efficiency programs, and the related impact of the direct relationship between Ameren Illinois’ ROE and the 30-year United States Treasury bond yields;
•the effect on Ameren Missouri of any customer rate caps or limitations on increasing the electric service revenue requirement pursuant to Ameren Missouri’s election to use the plant-in-service accounting;
•Ameren Missouri's ability to construct and/or acquire wind, solar, and other renewable energy generation facilities and battery storage, as well as natural gas-fired energy centers, extend the operating license for the Callaway Energy Center, retire fossil fuel-fired energy centers, and implement new or existing customer energy-efficiency programs, including any such construction, acquisition, retirement, or implementation in connection with its Smart Energy Plan, preferred resource plan, or emissions reduction goals, and to recover its cost of investment, a related return, and, in the case of customer energy-efficiency programs, any lost electric revenues in a timely manner, each of which is affected by the ability to obtain all necessary regulatory and project approvals, including certificates of convenience and necessity (CCN) from the MoPSC or any other required approvals;
•Ameren Missouri's ability to use or transfer federal production and investment tax credits related to renewable energy projects and nuclear energy production; the cost of wind, solar, and other renewable generation and battery storage technologies; and our ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;
•the outcome of competitive bids related to requests for proposals and project approvals, including CCNs from the MoPSC and the ICC or any other required approvals, associated with the MISO’s long-range transmission planning;
•the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments, including as they relate to the construction and acquisition of electric and natural gas utility infrastructure and the ability of counterparties to complete projects, which is dependent upon the availability of necessary materials and equipment, including those obligations that are affected by supply chain disruptions;
•advancements in energy technologies, including carbon capture, utilization, and sequestration, hydrogen fuel for electric production and energy storage, next generation nuclear, and large-scale long-cycle battery energy storage, and the impact of federal and state energy and economic policies with respect to those technologies;
•the effects of changes in federal, state, or local laws and other domestic or international governmental actions, including monetary, fiscal, foreign trade, and energy policies, tariffs, or extended federal government shutdowns or defunding;
•the effects of changes in federal, state, or local tax laws or rates; additional regulations, interpretations, amendments, or technical corrections to, or in connection with the Inflation Reduction Act of 2022 (IRA), including the effects of the IRA as it relates to income tax payments or the transferability of production and investment tax credits and the 15% minimum tax on adjusted financial statement income; and challenges to the tax positions we have taken, if any, as well as resulting effects on customer rates and the recoverability of the minimum tax imposed under the IRA;
•the effects on energy prices and demand for our services resulting from customer growth patterns or usage, including demand from data centers, technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming increasingly cost-competitive;
•the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of natural gas for distribution and the cost and availability of purchased power, including capacity, zero emission credits, renewable energy credits, and emission allowances; and the level and volatility of future market prices for such commodities and credits;
•disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies primarily from the one Nuclear Regulatory Commission-licensed supplier of assemblies for Ameren Missouri's Callaway Energy Center;
•the cost and availability of transmission capacity required for the energy generated by Ameren Missouri's energy centers or required to satisfy our energy sales;
•the effectiveness of our risk management strategies and our use of financial and derivative instruments;
•the ability to obtain sufficient insurance or, in the absence of insurance, the ability to timely recover uninsured losses from our customers;
•the impact of cyberattacks and data security risks on us, our suppliers, or other entities on the grid, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;
•acts of sabotage, which have increased in frequency and severity within the utility industry, war, terrorism, or other intentionally disruptive acts;
•business, economic, geopolitical, and capital market conditions, including tariffs or trade wars, evolving federal regulatory priorities, and the impact of such conditions on interest rates, inflation, and investments;
•the impact of inflation or a recession on our customers and suppliers and the related impact on our results of operations, financial position, and liquidity;
•disruptions of the capital and credit markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity, and our ability to access the capital and credit markets on reasonable terms when needed;
•the actions of credit rating agencies and the effects of such actions;
•the impact of weather conditions and other natural conditions on us and our customers, including the impact of system outages and the level of wind and solar resources;
•the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;
•the ability to maintain system reliability during and after the transition to clean energy generation by Ameren Missouri and the electric utility industry as well as Ameren Missouri’s ability to meet generation capacity obligations;
•the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;
•the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, as well as the ability to recover costs associated with such outages and the impact of such outages on off-system sales and purchased power, among other things;
•Ameren Missouri’s ability to recover the remaining investment and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;
•the impact of current environmental laws or their interpretation and new, more stringent, or changing requirements, including those related to the New Source Review provisions of the Clean Air Act, carbon dioxide, nitrogen oxides and other emissions and discharges, Illinois emission standards, cooling water intake structures, coal combustion residuals, energy efficiency, and wildlife protection, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;
•the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;
•the effectiveness of Ameren Missouri's customer energy-efficiency programs and the related revenues and performance incentives earned under its MEEIA programs;
•Ameren Illinois' ability to achieve the performance standards applicable to its electric distribution business and electric customer energy-efficiency goals and the resulting impact on its allowed ROE;
•labor disputes, work force reductions, our ability to attract and retain professional and skilled-craft employees, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;

•the impact of negative opinions of us or our utility services that our customers, investors, legislators, regulators, creditors, rating agencies or other stakeholders may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about company policies or practices;
•the impact of adopting new accounting and reporting guidance;
•the effects of strategic initiatives, including mergers, acquisitions, and divestitures;
•legal and administrative proceedings;
•pandemics or other significant global health events, and their impacts on our results of operations, financial position, and liquidity; the impacts of the Russian invasion of Ukraine and conflicts in the Middle East, related sanctions imposed by the United States and other governments, and any broadening of these or other global conflicts, including potential impacts on the cost and availability of fuel, natural gas, enriched uranium, and other commodities, materials, and services; and
•the inability of our counterparties to perform their obligations, disruptions in the capital and credit markets, prolonged government shutdowns or defunding, acts of sabotage or terrorism, including cyberattacks and physical attacks, and other impacts on business, economic, and geopolitical conditions, including inflation, tariffs, trade wars, or recession.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.
# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating Revenues:
Electric	$1,620	$1,343	$6,540	$6,439
Natural gas	321	275	1,083	1,061
Total operating revenues	1,941	1,618	7,623	7,500
Operating Expenses:
Fuel and purchased power	527	294	1,681	1,812
Natural gas purchased for resale	106	75	320	355
Other operations and maintenance	514	498	1,969	1,866
Depreciation and amortization	465	363	1,590	1,387
Taxes other than income taxes	131	124	547	522
Total operating expenses	1,743	1,354	6,107	5,942
Operating Income	198	264	1,516	1,558
Other Income, Net	124	87	417	348
Interest Charges	171	153	663	566
Income Before Income Taxes	151	198	1,270	1,340
Income Taxes (Benefit)	(57)	39	83	183
Net Income	208	159	1,187	1,157
Less: Net Income Attributable to Noncontrolling Interests	1	1	5	5
Net Income Attributable to Ameren Common Shareholders	$207	$158	$1,182	$1,152

Earnings per Common Share – Basic	$0.77	$0.60	$4.43	$4.39

Earnings per Common Share – Diluted	$0.77	$0.60	$4.42	$4.38

Weighted-average Common Shares Outstanding – Basic	267.4	263.5	266.8	262.8
Weighted-average Common Shares Outstanding – Diluted	268.9	264.0	267.4	263.4

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$7	$25
Accounts receivable - trade (less allowance for doubtful accounts)	525	494
Unbilled revenue	346	319
Miscellaneous accounts receivable	96	106
Inventories	762	733
Current regulatory assets	366	365
Other current assets	162	139
Total current assets	2,264	2,181
Property, Plant, and Equipment, Net	36,304	33,776
Investments and Other Assets:
Nuclear decommissioning trust fund	1,342	1,150
Goodwill	411	411
Regulatory assets	2,397	1,810
Pension and other postretirement benefits	757	581
Other assets	1,123	921
Total investments and other assets	6,030	4,873
TOTAL ASSETS	$44,598	$40,830
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$317	$849
Short-term debt	1,143	536
Accounts and wages payable	1,059	1,136
Interest accrued	196	147
Customer deposits	223	176
Other current liabilities	475	501
Total current liabilities	3,413	3,345
Long-term Debt, Net	17,262	15,121
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and production and investment tax credits, net	4,474	4,176
Regulatory liabilities	5,897	5,512
Asset retirement obligations	822	772
Other deferred credits and liabilities	487	426
Total deferred credits and other liabilities	11,680	10,886
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	7,513	7,216
Retained earnings	4,604	4,136
Accumulated other comprehensive loss	(6)	(6)
Total shareholders’ equity	12,114	11,349
Noncontrolling Interests	129	129
Total equity	12,243	11,478
TOTAL LIABILITIES AND EQUITY	$44,598	$40,830

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2024	2023
Cash Flows From Operating Activities:
Net income	$1,187	$1,157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,524	1,432
Amortization of nuclear fuel	81	68
Amortization of debt issuance costs and premium/discounts	19	16
Deferred income taxes and production and investment tax credits, net	127	229
Allowance for equity funds used during construction	(76)	(54)
Stock-based compensation costs	28	26
Other	87	16
Changes in assets and liabilities	(214)	(326)
Net cash provided by operating activities	2,763	2,564
Cash Flows From Investing Activities:
Capital expenditures	(4,319)	(3,597)
Nuclear fuel expenditures	(91)	(174)
Purchases of securities – nuclear decommissioning trust fund	(584)	(266)
Sales and maturities of securities – nuclear decommissioning trust fund	564	240
Other	(26)	(1)
Net cash used in investing activities	(4,456)	(3,798)
Cash Flows From Financing Activities:
Dividends on common stock	(714)	(662)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	607	(533)
Maturities and extinguishment of long-term debt	(893)	(100)
Issuances of long-term debt	2,535	2,295
Issuances of common stock	273	346
Employee payroll taxes related to stock-based compensation	(8)	(20)
Debt issuance costs	(31)	(21)
Other	(15)	(10)
Net cash provided by financing activities	1,749	1,290
Net change in cash, cash equivalents, and restricted cash	56	56
Cash, cash equivalents, and restricted cash at beginning of year(a)	272	216
Cash, cash equivalents, and restricted cash at end of year(b)	$328	$272
(a)Includes $25 million of cash and cash equivalents and $247 million of restricted cash as of December 31, 2023.
(b)Includes $7 million of cash and cash equivalents and $321 million of restricted cash as of December 31, 2024.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	2,933	2,897	13,041	12,839
Commercial	3,210	3,166	13,620	13,466
Industrial	997	967	4,096	3,977
Street lighting and public authority	18	20	65	71
Ameren Missouri retail load subtotal	7,158	7,050	30,822	30,353
Off-system sales	648	766	4,011	4,145
Ameren Missouri total	7,806	7,816	34,833	34,498
Ameren Illinois Electric Distribution
Residential	2,492	2,504	10,945	10,774
Commercial	2,859	2,766	11,631	11,602
Industrial	2,679	2,614	10,949	10,740
Street lighting and public authority	93	90	386	385
Ameren Illinois Electric Distribution total	8,123	7,974	33,911	33,501
Eliminate affiliate sales	—	(30)	—	(30)
Ameren total	15,929	15,760	68,744	67,969
Electric Revenues (in millions):
Ameren Missouri
Residential	$312	$303	$1,638	$1,577
Commercial	265	254	1,313	1,280
Industrial	65	63	311	306
Other, including street lighting and public authority	49	64	100	124
Ameren Missouri retail load subtotal	$691	$684	$3,362	$3,287
Off-system sales and capacity	254	32	485	407
Ameren Missouri total	$945	$716	$3,847	$3,694
Ameren Illinois Electric Distribution
Residential	$307	$295	$1,254	$1,344
Commercial	168	165	680	747
Industrial	48	50	178	186
Other, including street lighting and public authority	(1)	(14)	(23)	(59)
Ameren Illinois Electric Distribution total	$522	$496	$2,089	$2,218
Ameren Transmission
Ameren Illinois Transmission(a)	$142	$117	$564	$480
ATXI	53	48	218	198
Eliminate affiliate revenues	—	—	(1)	(1)
Ameren Transmission total	$195	$165	$781	$677
Other and intersegment eliminations	(42)	(34)	(177)	(150)
Ameren total	$1,620	$1,343	$6,540	$6,439
(a)Includes $29 million, $26 million, $119 million and $113 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Gas Sales - dekatherms (in millions):
Ameren Missouri	5	6	18	19
Ameren Illinois Natural Gas	48	48	163	163
Ameren total	53	54	181	182
Gas Revenues (in millions):
Ameren Missouri	$43	$43	$146	$165
Ameren Illinois Natural Gas	278	232	938	897
Eliminate affiliate revenues	—	—	(1)	(1)
Ameren total	$321	$275	$1,083	$1,061
		December 31, 2024		December 31, 2023
Common Stock:
Shares outstanding (in millions)		269.9		266.3
Book value per share		$44.88		$42.62